EXHIBIT 16.1

MaloneBailey, LLP

10350 Richmond Ave., Suite 800

Houston, Texas 77042

Tel: 713-343-4200

Fax: 713-266-1815

April 30, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC  20549

Dear Sir or Madam:

We have read the statements made by Bering Exploration, Inc. under Item 4.01 of its Form 8-K to be filed with the Commission on or about May 2, 2012.  We agree with the statements concerning our Firm in such Form 8-K.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ MaloneBailey,LLP.

MaloneBailey, LLP

www.malone-bailey.com